Ex-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

NORTHERN INSTITUTIONAL FUNDS

(a Delaware statutory trust)

AMENDMENT NO. 20 TO THE AGREEMENT

AND DECLARATION OF TRUST

This Amendment No. 20 (the “Amendment”) to the Agreement and Declaration of Trust of Northern Institutional Funds (the “Trust”) amends, effective November 16, 2012, the Agreement and Declaration of Trust of the Trust dated as of July 1, 1997, as amended (the “Declaration of Trust”).

WHEREAS, under Article V, Section 2 of the Declaration of Trust, the Trustees have full power and authority, in their sole discretion and without obtaining shareholder approval, to abolish any one or more series or classes of shares; and

WHEREAS, each of the Bond Portfolio and the U.S. Government Securities Portfolio of the Trust has been liquidated as of October 26, 2012 pursuant to a Plan of Reorganization;

WHEREAS, the Intermediate Bond Portfolio of the Trust has been liquidated as of October 29, 2012 pursuant to a Plan of Reorganization;

WHEREAS, each of the Equity Index Portfolio, the International Equity Index Portfolio and the Small Company Index Portfolio of the Trust has been liquidated as of November 2, 2012 pursuant to a Plan of Reorganization;

WHEREAS, each of the Large Cap Equity Portfolio, the Large Cap Growth Portfolio and the International Equity Portfolio of the Trust has been liquidated as of November 9, 2012 pursuant to a Plan of Reorganization; and

WHEREAS, each of the Core Bond Portfolio, the Short Bond Portfolio and the U.S. Treasury Index Portfolio of the Trust has been liquidated as of November 16, 2012 pursuant to a Plan of Reorganization;

NOW, THEREFORE, the Declaration of Trust is hereby amended as follows:

1. The Bond Portfolio, the U.S. Government Securities Portfolio, the Intermediate Bond Portfolio, the Equity Index Portfolio, the International Equity Index Portfolio, the Small Company Index Portfolio, the Large Cap Equity Portfolio, the Large Cap Growth Portfolio, the International Equity Portfolio, the Core Bond Portfolio, the Short Bond Portfolio and the U.S. Treasury Index Portfolio of the Trust are abolished and terminated.

2. All references in the Declaration of Trust to the “Declaration” shall mean the Declaration of Trust as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Declaration of Trust is hereby confirmed and remains in full force and effect.